Exhibit 99.B(g)(3)

FORM OF AMENDMENT TO THE CUSTODIAN AGREEMENT

AMENDMENT dated as of              ,        to the Custodian Agreement (the “Agreement”), dated as of March 27, 2013, by and between (i) SEI Institutional Investments Trust, an open end investment management company organized under the laws of the State of Massachusetts (the “Trust”), on behalf of its portfolios listed on Schedule A attached hereto, severally and not jointly, (each a “Fund” and collectively, the “Funds”), (ii) each an exempt company organized under the laws of the Cayman Islands listed on Schedule A, attached hereto, severally and not jointly, (each a “Company” and collectively, the “Companies”) and (iii) BROWN BROTHERS HARRIMAN & CO., a limited partnership formed under the laws of the State of New York (“BBH&Co.” or “Custodian”).

RECITALS:

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the agreement to add the World Select Equity Fund, a series of SEI Institutional Investments Trust; and

WHEREAS, Section 12.4 of the Agreement allows for its amendment by a written instrument executed by the party against which enforcement of such amendment is sought.

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement is hereby superseded and replaced in its entirety with Amended Schedule A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

(signatures on the following page)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

SEI INSTITUTIONAL INVESTMENTS TRUST

By:

Name:

Title:

DAA COMMODITY STRATEGY SUBSIDIARY LTD.

By:

Name:

Title:

MARR COMMODITY STRATEGY SUBSIDIARY LTD.

By:

Name:

Title:

BROWN BROTHERS HARRIMAN & CO.

By:

Name:

Title:

Amended Schedule A

to the Custodian Agreement

SEI INSTITUTIONAL INVESTMENTS TRUST

International Equity Fund

World Equity Ex-US Fund

Screened World Equity Ex-US Fund

Emerging Markets Equity Fund

Real Return Fund

Multi-Asset Real Return Fund

Dynamic Asset Allocation Fund

Global Managed Volatility Fund

World Select Equity Fund

COMPANIES

DAA Commodity Strategy Subsidiary Ltd.

MARR Commodity Strategy Subsidiary Ltd.